EXHIBIT 23.3


                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of CONAIR CORPORATION
East Windsor, New Jersey


We consent to the use in Amendment No. 1 to Registration Statement No. 33-90648 of Conair Corporation on Form S-1 of our report dated April 7, 1995, appearing in the Prospectus, which is a part of such Registration Statement, and to the references to us under the heading "Experts" in such Prospectus.



Albert ALMERAS and Pierre LOEPER
French Statutory Auditors
Paris, France
April 17, 1995